EXHIBIT 21

CONCORD EFS, INC.

LISTING OF SUBSIDIARIES

Subsidiary	State of Incorporation	Percentage Ownership
BUYPASS Corporation[1]	Georgia	100%
BUYPASS Inco Corporation	Delaware	100%
CheckLogix, Inc.	Colorado	100%
CIFS Corporation	Delaware	100%
CIFS LLC	Delaware	100%
Concord Computing Corporation	Delaware	100%
Concord EFS Financial Services, Inc.[2]	Delaware	100%
Concord Equipment Sales, Inc.	Tennessee	100%
Concord NN LLC	Delaware	100%
Concord One LLC	Delaware	100%
Concord Processing LP	Texas	100%
Concord Processing, Inc.[3]	Delaware	100%
EFS National Bank[4]	Delaware	100%
EFS Services, Inc.	Tennessee	100%
EFS Transportation Services, Inc.	Tennessee	100%
EFTLogix, Inc.	Nevada	100%
Electronic Payment Services, Inc.[5]	Delaware	99.9%
EPSF Corporation	Delaware	100%
H & F Services, Inc.	Tennessee	100%
IDLogix, Inc.	Delaware	100%
JOT, Inc.	Nevada	100%
MAS Inco Corporation	Delaware	100%
MAS Ohio Corporation	Delaware	100%
MONEY ACCESS SERVICE INC.[6]	Delaware	100%
National Payment Systems Inc.[7]	New York	100%

[1]	Effective January 1, 2003, BUYPASS Corporation changed its name to Concord Payment Services, Inc.
[2]	Concord EFS Financial Services, Inc. became a subsidiary of Concord EFS, Inc. on January 1, 2003.
[3]	Effective December 31, 2002, Core Data Resources, Inc. merged into Concord Processing, Inc.
[4]	Effective January 1, 2003, EFS National Bank changed its name to Concord EFS National Bank.
[5]	Effective January 1, 2003, Electronic Payment Services, Inc. changed its name to Concord Corporate Services, Inc.
[6]	Effective January 1, 2003, MONEY ACCESS SERVICE INC. changed its name to STAR Processing, Inc.
[7]	Effective January 1, 2003, National Payment Systems Inc. began doing business as Concord Payment Systems.

Subsidiary	State of Incorporation	Percentage Ownership
NPSF Corporation	Delaware	100%
Primary Payment Systems, Inc.	Delaware	85.49%
Solspark Inc.[8]	Delaware	100%
Star Networks, Inc.	Delaware	100%
Star Systems Assets, Inc.	Delaware	100%
Star Systems, Inc.	Delaware	100%
Star Systems, LLC	Delaware	100%
Virtual Cyber Systems, Inc.[9]	Arizona	100%

[8]	Effective January 1, 2003, Solspark Inc. changed its name to Concord Financial Technologies, Inc.
[9]	Effective January 1, 2003, Virtual Cyber Systems, Inc. changed its name to Concord Emerging Technologies, Inc.